Exhibit 99.1

RESOLUTION OF THE
SHAREHOLDERS OF

Fuss Brands Corp.

DATED

January 10, 2024

IN ATTENDANCE: Daniel Hirsch, Cheskel Meisels, representing 50.28% of Voting Rights

We, being all the shareholders of Fuss Brands Corp. (the ‘Board’), a Corporation organized and existing under the laws of the State of Nevada under Entity Number C6679-1988 (the “Company”), hereby consent to the adoption of the following resolutions:

APPOINTMENT OF DIRECTOR

IT WAS NOTED, that Cheskel Meisels had indicated his willingness to act as Director of the Company.

IT WAS THEREFORE RESOLVED that Cheskel Meisels be and is hereby appointed as Director of the Company with effect from January 10, 2024.

FURTHER RESOVED, that Daniel Hirsch is hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said person shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

/s/ Daniel Hirsch	/s/ Cheskel Meisels
Daniel Hirsch	Cheskel Meisels